Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-116923) pertaining to the Retirement Savings Plan of BNY Brokerage, Inc. (the “Plan”) of our report dated June 23, 2005, with respect to the financial statements and schedule of the Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2004.

New York, New York
June 28, 2005	/s/ Ernst & Young LLP